UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 4 TO

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 14, 2008

PROVISION HOLDING, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-127347	20-0754724
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9253 Eton Avenue, Chatsworth, California 91311
(Address of principal executive offices) (zip code)

(818) 775-1624
 (Registrant's telephone number, including area code)

Copies to:
Andrea Cataneo, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

MailTec, Inc.
(Former name, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:

This Amendment No. 4 to Form 8-K is being filed to amend and restate the Form 8-K that was filed by MailTec, Inc. on March 3, 2008, relating to events which occurred on February 14, 2008, and Amendment No. 3 to Form 8-K filed by Provision Holding, Inc.  The Amendment No. 3 to Form 8-K filed by Provision Holding, Inc. misidentified the individuals appointed as directors of Provision Holding, Inc.  Jonathan Mork was not appointed as a director of Provision Holding, Inc.  Mr. Mork currently serves as a director of Provision Interactive Technologies, Inc., a subsidiary of Provision Holding, Inc.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

In connection with the closing of the acquisition of Provision Interactive Technologies, Inc., Jeff A. Hanks resigned as an officer and director of MailTec, Inc. and the following executive officers and directors of Provision Interactive Technologies, Inc. were appointed as executive officers and directors of MailTec, Inc.:

Name	Title
Curt Thornton	Chairman, Chief Executive Officer, President, Director
Bob Ostrander	Vice President, Sales, Business Development, Secretary, Director
Jeff Vrachan	Vice President Engineering and Chief Technology Officer, Director
Jon Corfino	Director

The resignation of Mr. Hanks and the appointment of Mr. Thornton took place on March 4, 2008. The appointments of Mr. Ostrander, Mr. Vrachan and Mr. Corfino took place on March 18, 2008.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROVISION HOLDING, INC.

Dated: May 22, 2008	By:	/s/ Curt Thornton
Name: Curt Thornton
Title: Chief Executive Officer

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